UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2018

AEROCENTURY CORP.

_____________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA		94010
(Address of principal executive offices)		(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth comapny as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.02 Unregistered Sale of Equity Securities

On October 1, 2018, pursuant to the Agreement and Plan of Merger, dated as of October 26, 2017 (the "Merger Agreement"), by and among AeroCentury Corp., a Delaware corporation ("AeroCentury"), JetFleet Holding Corp. ("JetFleet") and Falcon Landing, Inc., a California corporation and wholly owned subsidiary of AeroCentury ("Merger Sub") and certain other parties, AeroCentury acquired JetFleet by way of merger of JetFleet with Merger Sub, with JetFleet surviving the merger.  The merger was consummated following the approval and adoption of the merger and the Merger Agreement by both the JetFleet and AeroCentury shareholders.

Under the terms of the Merger Agreement, each share of JetFleet common stock issued and outstanding immediately before the Effective Time was cancelled and converted into the right to receive (i) 0.357 shares of AeroCentury common stock and (ii) $7.83 in cash.   As a result, AeroCentury is issuing approximately 129,286 shares of its common stock and will pay approximately $2.84 million in cash to the former JetFleet shareholders as a result of the merger.  JetFleet shareholders will receive cash for any fractional shares of AeroCentury common stock which they might otherwise have received in the merger.  Ten percent of the merger consideration will be held in escrow until December 15, 2018, after which point, such consideration, net of any indemnification claims by AeroCentury pursuant to the Merger Agreement, will be distributed to the former JetFleet shareholders.

The California Department of Business Oversight issued a permit for the issuance by AeroCentury of its Common Stock in the merger on February 22, 2018, after a fairness hearing conducted under California Corporations Code Section 25142.  As a result, the issuance of AeroCentury Common Stock in the merger was exempt for registration under Section 3(a)(10) of the Securities Act of 1933, and the shares of AeroCentury Common Stock received in the merger by the former JetFleet shareholders will be freely tradable without restriction.

The foregoing description of the merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to AeroCentury's Current Report on Form 8-K filed on October 30, 2017.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit #	Title
2.1
Agreement and Plan of Merger between AeroCentury Corp., Falcon Landing, Inc., JetFleet Holding Corp, and Fortis Advisors LLC, dated October 26, 2017, incorporated herein by reference to Exhbit 2.1 to Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 1, 2018

AEROCENTURY CORP.
By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer